UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2014

EPIQ SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-22081	48-1056429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

501 Kansas Avenue

Kansas City, Kansas 66105

(Address of principal executive offices, including zip code)

(913) 621-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry Into a Material Definitive Agreement.

As further disclosed in Item 5.02 of this Current Report on Form 8-K, on June 6, 2014, Epiq Systems, Inc. (“Epiq”) and Mr. Christopher E. Olofson, Epiq’s Vice-Chairman, entered into an Executive Resignation Agreement and General Release of Claims (the “Resignation Agreement”) providing for the resignation of Mr. Olofson from his position as Vice-Chairman of Epiq, effective June 30, 2014. The Resignation Agreement may be revoked by Mr. Olofson prior to June 14, 2014 (the “Effective Date”).

Pursuant to the Resignation Agreement, Mr. Olofson agreed to:  (1) forfeit 125,000 restricted shares of Epiq common stock (the “Common Stock”) previously granted to Mr. Olofson on January 28, 2014, which, for reference purposes, and as set forth in Epiq’s definitive proxy materials filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2014 (the “Proxy Statement”), were valued as of December 31, 2013 at approximately $2,021,250 in the aggregate based on a closing price of $16.17 per share of the Common Stock on December 31, 2013, as reported by the NASDAQ Global Select Market; (2) forego any employment-related bonus compensation for the 2014 fiscal year, which, for reference purposes, was valued at approximately $815,000 for the 2013 fiscal year; (3) on July 30, 2014, forfeit 250,000 vested options to purchase shares of Common Stock, 150,000 of which would otherwise have been exercisable through December 11, 2017, and 100,000 of which would otherwise have been exercisable through December 29, 2019; (4) release Epiq from any and all claims that Mr. Olofson may have had including concerning Mr. Olofson’s employment with Epiq; (5) assist Epiq in certain litigation or arbitration related matters; and (6) comply with certain confidentiality, non-solicitation, non-competition, non-disparagement and other obligations.

In addition, on June 6, 2014, Epiq and Mr. Olofson entered into an Executive Consulting Advisory Agreement, effective July 1, 2014 (the “Advisory Agreement”).  Pursuant to the Advisory Agreement, Mr. Olofson agreed to provide executive advisory services to Epiq from July 1, 2014 through December 31, 2014, for which Mr. Olofson is to be paid $100,000 per month, unless the Advisory Agreement is otherwise terminated by either party for “cause” as defined therein.

Also pursuant to the Resignation Agreement, and following the Effective Date and subject to certain conditions set forth in the Resignation Agreement, Mr. Olofson will be entitled to receive from Epiq the following payments and benefits, among others:  (1) a severance payment of $1,945,000 to be paid on July 1, 2014; (2) comparable severance payments no later than each of the following dates: (i) January 2, 2015; (ii) July 3, 2015; and (iii) January 5, 2016, provided that the final additional severance payment shall be delivered in connection with the execution and delivery by Mr. Olofson of an additional release in favor of Epiq in mid-December 2015; and (3) exclusive use of an automobile leased and paid for by Epiq through the termination of such lease (or an earlier lease buy-out, at Epiq’s discretion) and ownership of such automobile thereafter.

The foregoing descriptions of the Resignation Agreement and the Advisory Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the Resignation Agreement and the Advisory Agreement, each of which will be filed as exhibits to Epiq’s Quarterly Report on Form 10-Q to be filed by Epiq with the SEC for the period ending June 30, 2014.

Section 5- Corporate Governance and Management

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Christopher E. Olofson as an Executive Officer and Continued Service as a Board Member and Senior Advisor

On June 12, 2014, Epiq announced that, on June 6, 2014, Epiq and Mr. Olofson, one of Epiq’s named executive officers, entered into the Resignation Agreement which, according to its terms, may be revoked by Mr. Olofson prior to the Effective Date.  The Resignation Agreement contemplates that, effective June 30, 2014, Mr. Olofson will resign from his position as Vice-Chairman of Epiq.  Mr. Olofson intends to continue to serve as a member of the Board of Directors of Epiq (the “Board”), pursuant to the terms of his election thereto, and intends to provide consulting services as a senior advisor to Epiq through December 31, 2014, pursuant to the terms of the Advisory Agreement.  Mr. Olofson’s decision to resign from his position as an executive officer of Epiq was not due to any disagreement with Epiq on any matter relating to Epiq’s operations, policies or practices.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Resignation Agreement and the Advisory Agreement is hereby incorporated into this Item 5.02 by reference.

Adoption of Amendment and Restatement of 2004 Equity Incentive Plan

On June 11, 2014, at the 2014 Annual Meeting of Shareholders (the “Annual Meeting”) of Epiq, Epiq’s shareholders approved the proposed amendment and restatement of the Epiq Systems, Inc. 2004 Equity Incentive Plan (the “Equity Incentive Plan”), as previously described in the Proxy Statement. The amendment and restatement of the Equity Incentive Plan had been previously approved, subject to shareholder approval, by the Board.  The material terms of the Equity Incentive Plan, as amended and restated, are summarized in the Proxy Statement and are incorporated herein by reference. That summary and the foregoing description are qualified in their entirety by reference to the text of the Equity Incentive Plan, as amended and restated, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On June 11, 2014, Epiq held the Annual Meeting.  At the Annual Meeting, the shareholders considered and voted on four (4) proposals submitted for shareholder vote, each of which is described in detail in the Proxy Statement.  There were 35,705,913 shares of Common Stock entitled to vote at the Annual Meeting, and a total of 34,582,656 shares of Common Stock, or 96.85% of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, were represented in person or by proxy at the Annual Meeting.

The following is a brief description of the matters voted on at the Annual Meeting and the final results of such voting:

Proposal 1. Election of Directors

As set forth below, each of the nominees for election to the Board were elected, with the exception of Edward M. Connolly, Jr., for a one-year term until the 2015 annual meeting of shareholders of Epiq or until their respective successors are elected and qualified based upon the following votes:

	For	Withheld	Abstain	Broker Non-Votes

Tom W. Olofson	29,030,581	3,805,522	—	1,746,552
Christopher E. Olofson	29,754,198	3,081,905	—	1,746,552
W. Bryan Satterlee	17,646,513	15,189,590	—	1,746,552
Edward M. Connolly, Jr.	14,755,563	18,080,540	—	1,746,552
James A. Byrnes	19,151,324	13,684,779	—	1,746,552
Joel Pelofsky	19,151,024	13,685,079	—	1,746,552
Charles C. Connely, IV	16,513,021	16,323,082	—	1,746,552

Mr. Connolly did not receive the affirmative vote of a majority of shares represented at the Annual Meeting.  Accordingly, Mr. Connolly was not duly re-elected, and pursuant to The General and Business Corporation Law of Missouri, Mr. Connolly continues to serve as a holdover director.

Proposal 2.  Ratification of Independent Registered Public Accounting Firm

The Board’s proposal to ratify the appointment of Deloitte & Touche LLP as Epiq’s independent registered public accounting firm for the year ending December 31, 2014 was approved based upon the following votes:

Votes for	32,350,162
Votes against	2,222,220
Abstentions	10,273

Proposal 3.  Advisory (Non-Binding) Vote Approving the Compensation of our Named Executive Officers

The Board’s proposal for shareholders to approve, on an advisory (non-binding) basis, the compensation of Epiq’s named executive officers was not approved based upon the following votes:

Votes for	10,926,139
Votes against	21,890,140
Abstentions	19,825
Broker non-votes	1,746,552

Proposal 4.  Approval of amended and restated Epiq Systems, Inc. 2004 Equity Incentive Plan

The Board’s proposal for shareholders to approve the Equity Incentive Plan as amended and restated was approved based upon the following votes:

Votes for	28,756,670
Votes against	4,059,016
Abstentions	20,418
Broker non-votes	1,746,552

Section 7 — Regulation FD

Item 7.01 Regulation FD Disclosure.

On June 12, 2014, Epiq issued a press release announcing the resignation of Mr. Olofson as an executive officer of Epiq (the “Press Release”).  A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

As provided in General Instruction B.2 to Form 8-K, the information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly provided by specific reference in such filing.

Forward-Looking Statements — Safe Harbor

This Current Report on Form 8-K includes statements that may constitute “forward-looking statements” conveying management’s expectations as to the future based on current plans, estimates and projections. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “predict,” “potential,” “continue” or comparable terms. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and, because such statements inherently involve risks and uncertainties, actual results may differ materially from those in the forward-looking statements as a result of various factors. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Important factors that could cause or contribute to such differences include but are not limited to the risks described in Epiq’s periodic filings with the SEC.  Epiq does not undertake any duty to update these forward-looking statements after the date hereof even though Epiq’s situation may change in the future, except as required by law. All of the forward-looking statements herein are qualified by these cautionary statements.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

10.1        2004 Equity Incentive Plan, as approved on June 11, 2014, and as amended and restated effective January 1, 2014.

99.1        Press release issued by Epiq dated June 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIQ SYSTEMS, INC.

Date: June 12, 2014

	By:	/s/ Tom W. Olofson
	Name:	Tom W. Olofson
	Title:	Chairman of the Board, Chief Executive Officer and Director